Exhibit 99.1
K-1 HGC Investment, LLC and Subsidiaries
Consolidated Financial Statements as of April 30, 2006 and for the Period from July 1, 2005 to April 30, 2006, and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT
To the Members of K-1 HGC Investment, LLC:
We have audited the accompanying consolidated balance sheet of K-1 HGC Investment, LLC and its subsidiaries (“K-1 HGC”) as of April 30, 2006, and the related consolidated statements of income, members’ equity, and cash flows for the period from July 1, 2005 to April 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of K-1 HGC’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of K-1 HGC Investment, LLC and its subsidiaries at April 30, 2006, and the results of their operations and their cash flows for the period from July 1, 2005 to April 30, 2006 in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 11 to the financial statements, K-1 HGC changed its method of accounting for asset retirement obligations.
/s/ DELOITTE & TOUCHE LLP
Honolulu, Hawaii
June 15, 2006

K-1 HGC INVESTMENT, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET AS OF APRIL 30, 2006 (In thousands)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$13,320
Accounts receivable:
Customers	18,304
Due from affiliates	342
Other	101
Allowance for doubtful accounts	(85)
Inventories:
Fuel stock	2,797
Materials and supplies	3,889
Deferred gas costs	2,820
Prepaid expenses and other	905

Total current assets	42,393

PROPERTY, PLANT AND EQUIPMENT—Net	121,810

REGULATORY ASSETS	127

LONG-TERM INVESTMENT	11,856

NOTE RECEIVABLE	10,500

OTHER ASSETS	2,088

TOTAL	$188,774

LIABILITIES AND MEMBER’S EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$8,960
Accrued taxes	3,230
Customer deposits	1,081
Due to affiliates	42
Accrued interest	935
Deferred income tax liability	223

Total current liabilities	14,471

LONG-TERM DEBT	72,593
REGULATORY LIABILITIES	77
CONTRIBUTIONS IN AID OF CONSTRUCTION	298
DEFERRED INCOME TAX LIABILITY	8,103
ASSET RETIREMENT OBLIGATION	6,400
OTHER LONG-TERM LIABILITIES	3,971

Total liabilities	105,913

MINORITY INTEREST	78

MEMBER’S EQUITY:
Capital contributions	56,811
Accumulated other comprehensive loss	(260)
Retained earnings	26,232

Total member’s equity	82,783

TOTAL	$188,774

The accompanying notes are an integral part of these consolidated financial statements.

K-1 HGC INVESTMENT, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
PERIOD FROM JULY 1, 2005 TO APRIL 30, 2006 (In thousands)

OPERATING REVENUES:
Utility	$69,164
Non-utility	60,771

Total operating revenues	129,935

OPERATING EXPENSES:
Generation and purchased gas:
Utility operations	34,111
Non-utility operations	37,179
Operating and maintenance	14,765
Depreciation and amortization	4,473
Taxes, other than income	7,860
Selling, general and administrative	13,662

Total operating expenses	112,050

OPERATING INCOME	17,885

INTEREST EXPENSE—Net	(3,857)

OTHER INCOME	685

INCOME BEFORE INCOME TAXES, MINORITY INTEREST, AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	14,713

PROVISION FOR INCOME TAXES	(5,526)

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY’S NET INCOME	(11)

CUMULATIVE EFFECT ON PRIOR PERIODS OF CHANGING THE ACCOUNTING FOR ASSET RETIREMENT OBLIGATION, Net of deferred income tax credit of $2,125 (Note 11)	(3,384)

NET INCOME	$5,792

The accompanying notes are an integral part of these consolidated financial statements.

K-1 HGC INVESTMENT, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF MEMBER’S EQUITY
PERIOD FROM JULY 1, 2005 TO APRIL 30, 2006 (In thousands)

CAPITAL CONTRIBUTIONS:
Receipt of member units in K1 Knowledge LLC from k1 Ventures Limited	$11,811
Member equity contributions at formation of HGC Holdings LLC	45,000

BALANCE—April 30, 2006	$56,811

ACCUMULATED OTHER COMPREHENSIVE LOSS:
BALANCE—July 1, 2005, net of deferred income tax of $1,574	$(2,482)
Other comprehensive income for the period from July 1, 2005 to April 30, 2006, net of deferred income tax of $1,410	2,222

BALANCE—April 30, 2006, net of deferred income tax credit of $164	$(260)

RETAINED EARNINGS:
BALANCE—July 1, 2005	$20,440
Net income for the period from July 1, 2005 to April 30, 2006	5,792

BALANCE—April 30, 2006	$26,232

MEMBER’S EQUITY BALANCE—April 30, 2006	$82,783

The accompanying notes are an integral part of these consolidated financial statements.

K-1 HGC INVESTMENT, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
PERIOD FROM JULY 1, 2005 TO APRIL 30, 2006 (In thousands)

OPERATING ACTIVITIES:
Net income	$5,792
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of accounting change	3,384
Depreciation and amortization expense	4,473
Amortization of deferred financing costs	342
Deferred income taxes	2,118
Minority interest’s share of consolidated subsidiary’s net income	11
Other	683
(Increase) decrease in working capital:
Accounts receivable	(3,136)
Inventories	(48)
Prepaid expenses and other	(1,173)
Accounts payable and accrued liabilities	99
Accrued interest	372
Due to/from affiliates	42
Accrued taxes	989
Other operating assets and liabilities	(144)

Net cash provided by operating activities	13,804

INVESTING ACTIVITIES:
Note receivable	(10,500)
Capital expenditures	(6,679)
Contributions received in aid of construction	72
Proceeds received on sale of assets	23

Net cash used in investing activities	(17,084)

FINANCING ACTIVITIES:
Debt issuance costs	(55)
Distributions to minority interest	(3)

Net cash used in financing activities	(58)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,338)

CASH AND CASH EQUIVALENTS—Beginning of period	16,658

CASH AND CASH EQUIVALENTS—End of period	$13,320

(Continued)

K-1 HGC INVESTMENT, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
PERIOD FROM JULY 1, 2005 TO APRIL 30, 2006 (In thousands)

SUPPLEMENTAL CASH FLOW INFORMATION:
• Interest paid	$3,285
• Income taxes paid	1,331

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
• Decrease in unfunded liability of HGC Holdings sponsored defined benefit plan	$3,675
• Tax effect of accumulated other comprehensive income	1,410
• Property, plant and equipment additions included in accounts payable	92
• Contributions in aid of construction transferred to property, plant and equipment	33
The accompanying notes are an integral part of these consolidated financial statements. (Concluded)

K-1 HGC INVESTMENT, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM JULY 1, 2005 TO APRIL 30, 2006
1.	FORMATION OF K-1 HGC INVESTMENT, LLC

Background—K-1 HGC Investment, LLC (“K-1 HGC”) was legally formed in February 2003 and commenced operations in August 2003. K-1 HGC, a Hawaii limited liability company, is a wholly owned subsidiary of k1 Ventures Limited (“k1”), a Singapore investment firm publicly traded on the Singapore Stock Exchange. K-1 HGC has two subsidiaries, HGC Holdings, LLC (“HGCH”) and K1 Knowledge, LLC (“K1 Knowledge”). HGCH represents substantially all of K-1 HGC’s operations. The subsidiaries of K-1 HGC are discussed in more detail below. K-1 HGC is treated as a corporation for U.S. and Hawaii income tax purposes (Note 10).

HGC Holdings, LLC—HGCH is a joint venture between HGC Managing Member, LLC (“Managing Member”) and K-1 HGC. HGCH is owned 99.9% by K-1 HGC and 0.1% by Managing Member. Pursuant to the terms of the formation of the joint venture, Managing Member retains all the voting interest of HGCH. However, the risks and rewards of ownership of HGCH have been retained by K-1 HGC.

On December 19, 2002, K-1 USA Ventures Inc. (“K1 USA”), a wholly owned subsidiary of k1, entered into a definitive agreement to purchase The Gas Company, a division of Citizens Communications Company (“Citizens”). On February 25, 2003, Hawaii Gas Company, LLC (“HGC”) was formed for the purpose of assuming the assets and liabilities that K1 USA would purchase from Citizens. HGC was subsequently renamed The Gas Company, LLC (“TGC”). On August 8, 2003, HGCH paid Citizens $125.8 million, including a cash payment of $106.5 million for the operating assets, net of the liabilities assumed that comprise what is now TGC. TGC, a Hawaii limited liability company, is wholly owned by HGCH and is the sole subsidiary of HGCH.

TGC is the State of Hawaii’s only publicly regulated, full service gas company. As of April 30, 2006, TGC provided gas products and services to approximately 67,700 customers across the six major Hawaiian Islands. TGC is comprised of two principal businesses operating as an integrated entity. The first segment is a regulated gas manufacturing distribution business that primarily provides synthetic natural gas to residential, commercial, and industrial customers via underground pipelines. The second business segment is an unregulated tank and bottled gas operation that distributes liquefied propane gas to residential, commercial, and industrial customers. The regulated business operations of TGC are governed by rules and regulations promulgated by the Hawaii Public Utilities Commission (“HPUC”).

K1 Knowledge LLC—K1 Knowledge, a Delaware Limited Liability Company, is a wholly owned subsidiary of K-1 HGC. K1 Knowledge owns approximately 1.6% of the outstanding preferred stock units of an education-related Delaware limited liability company (“Education Investee”) (Note 6). Another wholly owned subsidiary of k1 owns 10.6% of Education Investee. Education Investee is treated as a partnership for U.S. income tax purposes.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The financial statements of K-1 HGC and its subsidiaries are prepared in accordance with accounting principles generally accepted in the United States of America. K-1 HGC consolidates K1 Knowledge and HGCH, which consolidates its wholly owned subsidiary, TGC. All significant intercompany transactions have been eliminated.
K1 Knowledge accounts for its investment in Education Investee under the cost method pursuant to Accounting Principles Board Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock. Under this method, K1 Knowledge would record as income dividends received that are distributed from net accumulated earnings of Education Investee subsequent to K1 Knowledge’s investment. Any dividends received in excess of earnings subsequent to the date of investment would be considered a return of investment and recorded as reductions of cost of the investment. There have been no distributions of dividends by Education Investee since K1 Knowledge’s investment.
Use of Estimates—The preparation of K-1 HGC’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and these notes to the consolidated financial statements. The estimates affect the amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The more significant areas requiring the use of management estimates include the amount of unbilled revenues, the            cost and timing of future reclamation activities, the estimated lives for property, plant and equipment, which affects the calculation of depreciation and amortization expense, the valuation of postretirement benefits obligations, deferred income tax valuations, and future cash flows associated with assets. Actual results could differ from these estimates.
Cash and Cash Equivalents—Highly liquid investments purchased with an original maturity of three months or less are considered cash equivalents.
Customer Deposits—Customer deposits represent amounts received from customers prior to TGC providing service. Deposits are refunded or applied to customer balances after one year of on-time payment. For utility customers, interest on the deposits accrues at an annual rate of 6%.
Inventories—Fuel stock inventory represents gas held in storage within facilities owned by TGC. Inventory is valued using the lower of the weighted average cost of gas or its net realizable value. Materials and supplies inventory is valued at the lower of average cost or market. There were no required reductions in the carrying cost of K-1 HGC’s inventory to net realizable value for the period from July 1, 2005 to April 30, 2006.
Deferred Gas Costs—Deferred gas costs represent amounts paid for gas but not yet billed to utility customers under the purchased gas adjustment provisions contained in the related tariffs.
Property, Plant and Equipment:
Utility: Utility property, plant and equipment is stated at historical cost. Depreciation is computed on a straight-line basis over the estimated service life of various classifications of property, plant and equipment (Note 3). For the period from July 1, 2005 to April 30, 2006, the composite rate of depreciation was approximately 2.4% for the gross depreciable utility property, plant and equipment, excluding general plant and vehicle depreciation. Any retirement of utility property, plant and equipment is charged to accumulated depreciation.
Non-Utility: Non-utility property, plant and equipment, which is not included in the “rate base” for utility rate-making purposes, is stated at cost. Depreciation is computed on the straight-line method for financial reporting purposes based upon estimated useful lives.

Asset Impairment: K-1 HGC follows Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. An assessment of K-1 HGC’s property, plant and equipment is required when events or circumstances indicate that the carrying amount of such long-lived assets may not be recoverable. Recoverability of an asset is measured by comparing the carrying amount of the asset to the estimated future undiscounted net cash flows expected to be generated by the asset. If any asset is deemed impaired, the impairment is measured by the amount by which the carrying amount exceeds the discounted estimated future cash flows. There were no impairment losses recorded for the period from July 1, 2005 to April 30, 2006.
Regulatory Assets and Liabilities—The regulated utility operations of HGCH are subject to regulations with respect to rates, service, maintenance of accounting records, and various other matters by the HPUC. The established accounting policies recognize the financial effects of the ratemaking and accounting practices and policies of the HPUC. Regulated utility operations are subject to the provisions of SFAS No. 71, Accounting for the Effects of Certain Types of Regulation. SFAS No. 71 requires regulated entities to disclose in their financial statements the authorized recovery of costs associated with regulatory decisions. Accordingly, certain costs that otherwise would normally be charged to expense may, in certain instances, be recorded as an asset in a regulatory entity’s balance sheet. HGCH records regulatory assets for costs that have been deferred for which future recovery through customer rates has been approved by the HPUC. Regulatory liabilities are recorded when it is probable that revenues will be reduced for amounts that will be credited to the customers through the rate-making process as approved by the HPUC.
HGCH continuously monitors the applicability of SFAS No. 71. SFAS No. 71 may, at some future date, be deemed inapplicable because of changes in the regulatory and competitive environments and/or decision by TGC to accelerate deployment of new technologies. If HGCH were to discontinue the application of SFAS No. 71, HGCH would be required to write off its regulatory assets and regulatory liabilities and would be required to adjust the carrying amount of any other assets, including property, plant and equipment, that would be deemed not recoverable related to these affected operations. HGCH believes its regulated operations continue to meet the criteria of SFAS No. 71 and that the carrying value of its regulated property, plant and equipment is recoverable in accordance with established HPUC ratemaking practices.
Regulatory assets totaled $0.1 million at April 30, 2006. The regulated asset amount relates to deferred rate cases and integrated resource plan preparation costs and a residual balance from a 1990 disposal of real estate. The HPUC approved the amortization of these costs over a 60-month period beginning on January 1, 2002. Regulatory liabilities totaled $0.1 million at April 30, 2006. The regulated liabilities amounts relate to funds received for real property condemnations and disposals and overcollected revenues from a prior rate case. Such amounts are being refunded to customers over a 60-month period.
Contributions in Aid of Construction—Contributions in aid of construction (“CIAC”) represent any amount of money, services, or property received by HGCH at no cost from any person or governmental agency, to offset the costs of acquisition, improvement, or construction costs of property, facilities, or equipment used to provide utility services to the public. CIAC also represents amounts transferred from Advances for Construction, representing unrefunded balances of expired contracts or discounts resulting from termination of contracts. In accordance with the HPUC policy, CIAC is recorded as a liability for three years. After the three years have lapsed, CIAC is amortized over the life of the related asset and is recorded as a reduction of depreciation and amortization expense.
Revenue Recognition—K-1 HGC recognizes revenue when the services are provided. Sales of gas to customers are billed on a monthly cycle basis. Earned but unbilled revenue is accrued for and included in accounts receivable and revenue, based on the amount of gas that is delivered but not billed to customers from the latest meter reading or billed delivery date to the end of an accounting period, and the related costs are charged to expense. Most revenue is based upon consumption; however, certain revenue is based upon a flat rate.
Asset Retirement Obligation—SFAS No. 143, Accounting for Asset Retirement Obligations, requires recording the fair value of an asset retirement obligation associated with tangible long-lived assets in the period it is incurred. Retirement obligations associated with long-lived assets included within the scope of SFAS No. 143 are those for which there is a legal obligation to settle under existing or enacted law, statute, written or oral contract, or by legal construction under the doctrine of promissory estoppel. Financial Interpretation Number 47, Accounting for Conditional Asset Retirement Obligations, (“FIN 47”) clarifies that an asset retirement obligation should be recorded when the obligation to perform the asset retirement activity is unconditional, even though uncertainty exists about the timing or method of settlement. K-1 HGC has identified as asset retirement obligation certain costs to be incurred at the end of certain periods. See Note 11.
Income Taxes—Income taxes are accounted for using the asset and liability method pursuant to SFAS No. 109, Accounting for Income Taxes. Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of certain assets and liabilities. The effect on deferred taxes for a change in tax rates is recognized in income in the period that includes the enactment date. In addition, SFAS No. 109 requires the recognition of future tax benefits to the extent that realization of such benefits is more likely than not.
Other Comprehensive Income—K-1 HGC follows SFAS No. 130, Reporting Comprehensive Income, for the reporting and display of comprehensive income (net income minus other comprehensive loss, or all other changes in net assets from nonowner sources) and its components. All of K-1 HGC’s comprehensive loss is generated through its ownership of HGCH. K-1 HGC’s comprehensive income for the period from July 1, 2005 to April 30, 2006 follows (in thousands):

Net income	$5,792
Other comprehensive income:
Unrealized actuarial gain on pension plan assets, net of deferred income tax of $1,410 (Note 9)	2,222

Total comprehensive income	$8,014

3.	PROPERTY, PLANT AND EQUIPMENT, OTHER ASSETS AND OTHER LIABILITIES

The components of net property, plant and equipment at April 30, 2006 follow (in thousands):

		Estimated
		Useful Life
Transmission and distribution facilities	$120,023	6 - 61
General plant	14,109	7 - 25
Storage facilities	7,094	10 - 62
Gas production plant	21,380	10 - 62
Other	494	5 - 20
Construction work in progress	3,211	—

	166,311
Less accumulated depreciation*	(44,501)

Property, plant and equipment—net	$121,810

*	Includes $32 million of accumulated depreciation related to TGC’s regulated assets, which was carried over on August 8, 2003, the date of acquisition.
The components of other assets at April 30, 2006 follow (in thousands):

Deferred financing costs, net of accumulated amortization of $740	$1,185
Pension intangible asset	656
Deferred drydock costs, net of accumulated amortization of $185	243
Other	4

Total other assets	$2,088

The components of other long-term liabilities at April 30, 2006 follow (in thousands):

Accrued pension liability	$3,779
Retired medical liability	123
Accrued life insurance liability	69

Total other liabilities	$3,971

4.	NOTE RECEIVABLE

The $10,500,000 note receivable at April 30, 2006 represents a cash advance to another subsidiary of k1. The note bears interest at 3.45% per annum. The entire principal balance and accrued interest are due on June 30, 2008, without any prepayment penalty.

5.	LONG-TERM DEBT

All of the proceeds associated with the long-term debt of K-1 HGC were used to fund a portion of HGCH’s acquisition of TGC (Note 1). K-1 HGC’s long-term debt at April 30, 2006 is as follows (in thousands):

Senior secured notes, average rate 6.0% for the period from July 1, 2005 to April 30, 2006	$55,000
Special purpose revenue bonds, average rate 2.9% for the period from July 1, 2005 to April 30, 2006	17,593

Total	$72,593

Floating Rate Senior Secured Notes—In August 2003, HGCH issued $55 million Floating Rate Senior Secured Notes due August 15, 2013. The notes are secured by a first priority security interest in all of the equity interest of HGCH pursuant to a pledge agreement in favor of the collateral agent on behalf of the holders of the notes and the bank. The notes bear interest at LIBOR plus 190 basis points, computed on the basis of a 360-day year. Interest payments are made quarterly.

Special Purpose Revenue Bonds—In August 2003, as part of the purchase agreement with Citizens, HGCH assumed the debt associated with $17.6 million Special Purpose Revenue Bonds (“SPRB”) issued by the Department of Budget and Finance of the State of Hawaii and loaned to Citizens through a mirror loan transaction. The bonds mature December 1, 2020 and are secured by a pledge of receipts and a letter of credit issued through HGCH’s credit facility arrangement. The bonds may bear interest in any one of several variable interest rate modes or in a fixed rate mode. The bonds currently bear interest in the variable “money market” mode. HGCH paid interest of $0.2 million associated with its letter of credit, which was recorded as interest expense in the accompanying Consolidated Statement of Income, but is not included in the average rate calculation in the table above.

Credit Facility—On August 8, 2003, HGCH established a $40 million revolving credit facility with Bank of America, including a $20 million letter of credit option and a $5 million sub-limit for swing line loans. The credit facility matures on August 8, 2008. The interest on the revolver varies according to the consolidated capitalization ratio. Rates have been established for base rate loans, letters of credit, and unused commitment fees. At April 30, 2006, there were no borrowings outstanding under the facility; however, HGCH had $17.8 million applied against the letter of credit option.

6.	CAPITAL CONTRIBUTIONS

In August 2003, kl contributed $44,955,000 in cash to the capital of K-l HGC in exchange for the issuance of 100 units of common interests. The cash was subsequently used to acquire a 99.9% interest in HGCH. HGCH used the cash, along with the $45,000 capital contribution from the 0.1% owner, to fund a portion of HGCH’s acquisition of TGC (Note 1). As a limited liability company, HGCH pays no taxes; however, it does make distributions to its members for their estimated tax payments. During the period from July 1, 2005 to April 30, 2006, HGCH distributed $3.2 million to K-1 HGC.

In February 2004, kl contributed all of the shares of capital stock of K-1 Knowledge, Inc. with a cost basis of $10 million, as a capital contribution to K-l HGC. The capital structure of K-1 Knowledge, Inc. was then changed from a Delaware corporation to a Delaware limited liability company, and the name of the entity was changed to Kl Knowledge, LLC. Kl Knowledge’s assets consisted of an investment in 100,000 preferred units of a limited liability company (“Preferred LLC”) with a cost basis of $10 million. In May 2004, kl contributed 18,555 preferred units of Preferred LLC, with a cost basis of $1,855,500, as an additional capital contribution to K-l HGC.

7.	LONG-TERM INVESTMENT

In October 2004, Kl Knowledge contributed its investment in Preferred LLC, with a cost basis of $11,855,500 (Note 6), for 12,801.3 Class A preferred units of Education Investee. Since Education Investee was a newly formed entity, and no independent valuation was performed to determine the market value of its Class A preferred units, Kl Knowledge recorded its investment in Education Investee at the same basis of the Preferred LLC units given in exchange.

Since Kl Knowledge has only a 1.6% interest in Education Investee, it is accounting for that investment on the cost basis of accounting.

8.	COMMITMENTS AND CONTINGENCIES

Commitments—All of K-1 HGC commitments relate to HGCH. The majority of HGCH’s facilities are located on land leased from third parties under lease arrangements. HGCH’s leases range from month-to-month to 53 years. Future minimum rental commitments for long-term non-cancelable operating leases are approximately as follows (in thousands):

Years Ending
June 30
2006 (May 1 - June 30)	$167
2007	986
2008	973
2009	963
2010	828
2011	816
Thereafter	8,233

Total	$12,966

Rent expense for the period from July 1, 2005 to April 30, 2006 was $1.1 million.

Litigation—K-1 HGC through its subsidiaries may from time to time be involved in various legal proceedings of a character normally incidental to the ordinary course of its business. Management believes that potential liability from any of these pending or threatened proceedings will not have a material adverse effect on K-1 HGC’s financial condition or results of operations. K-1 HGC and its subsidiaries maintain liability insurance to cover some, but not all, of the potential liabilities normally incidental to the ordinary course of its business as well as other insurance coverage customary in its business, with coverage limits as it deems prudent.

9.	EMPLOYEE BENEFITS

Union Pension Plan

In connection with the acquisition of TGC, HGCH assumed the Pension Plan for Classified Employees of GASCO, Inc. (the “Plan”) and continues to accrue benefits pursuant to the terms of the applicable collective bargaining agreement. The Plan is non-contributory and covers all employees who have met certain service and age requirements. The benefits are based on a flat rate per year of service and date of employment termination. TGC, the plan sponsor, has not made any contributions to the Plan following its acquisition by HGCH. Future contributions will be made to meet ERISA funding requirements. The Plan’s trustee, First Hawaiian Bank, handles the Plan’s assets and invests them in a diversified portfolio of equity and fixed-income securities. The accumulated benefit obligation for the Plan totaled $27.8 million at April 30, 2006.

Other Benefits Plan

Effective October 1, 2005, TGC established the GASCO, Inc. Hourly Postretirement Medical and Life Insurance Plan (“106 Plan”), which covers all participants who were employed by TGC on May 1, 1999, and who retire after the attainment of age 62 with 15 years of service. Up until termination of TGC’s participation on September 30, 2005, the participants were covered under a multi-employer plan administered by the Hawaii Teamsters Health and Welfare Trust. Under the provisions of the 106 Plan, TGC pays for medical premiums of the retirees and spouses up until age 65. After age 65, TGC pays for medical premiums up to a maximum of $150 per month. The retirees are also provided $1,000 of life insurance benefits, which are fully paid for by TGC.

Additional information about the fair value of the benefit plan assets, the components of net periodic cost, and the projected benefit obligation as of April 30, 2006 and for the period from July 1, 2005 to April 30, 2006 is as follows (in thousands):

	Pension	Other
	Benefits	Benefits
Change in benefit obligation:
Benefit obligation—beginning of period	$(29,785)	$—
Service cost	(571)	(31)
Interest cost	(1,329)	(49)
Plan amendments	—	(1,552)
Participant contributions	—	(17)
Actuarial gains	2,740	177
Benefits paid	1,182	46

Benefit obligation—end of period	$(27,763)	$(1,426)

Change in plan assets:
Fair value of plan assets—beginning of period	$22,825	$—
Actual return on plan assets	2,341	—
Employer/participant contributions	—	46
Benefits paid	(1,182)	(46)

Fair value of plan assets—end of period	$23,984	$—

	Pension	Other
	Benefits	Benefits
Net amount recognized:
Funded status	$(3,779)	$(1,426)
Unrecognized net actuarial loss (gain)	425	(177)
Unrecognized prior service cost	656	1,480

Net amount recognized	$(2,698)	$(123)

Accrued benefit liability	$(3,779)	$(123)
Accumulated other comprehensive loss	425	—
Intangible asset	656	—

Net benefit liability recognized	$(2,698)	$(123)

Weighted-average assumptions follow:

	Pension	Other
	Benefits	Benefits
Discount rate	6.25%	6.25%
Expected return on plan assets	8.25%	N/A
Rate of compensation increases	N/A	N/A

Assumed health care cost trend rates:

Health care cost trend rate assumed for the 2006 calendar year		9.5%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)		5.0%
Year that the rate reaches the ultimate trend rate		2015
The components of net periodic benefit cost for the plans follow (in thousands):

	Pension	Other
	Benefits	Benefits
Service cost	$571	$31
Interest cost	1,329	49
Expected return on plan assets	(1,515)	—
Recognized actuarial loss	65	—
Amortization of prior service cost	44	72

Net periodic benefit cost	$494	$152

TGC instructed the trustee to maintain the allocation of the Plan’s assets between equity securities and fixed income (debt) securities within the pre-approved parameters set by the management of HGCH (65% equity securities and 35% fixed income securities). The pension plan weighted average asset allocation at April 30, 2006 follows:

Equity instruments	61%
Fixed income securities	39

Total	100%

The future benefit payments expected to be paid by the plans follow (in thousands):

Years Ending	Pension	Other
December 31	Benefits	Benefits
2006 (May 1, 2006 to December 31, 2006)	$1,071	$59
2007	1,705	98
2008	1,782	101
2009	1,895	91
2010	1,991	92
2011-2015	11,203	670

Total	$19,647	$1,111

401(k) Savings Plan
TGC sponsors an employee retirement savings plan under section 401(k) of the Internal Revenue Code. All full-time non-union employees are eligible to participate in the plan. The plan allows eligible employees to contribute up to 50% of their pre-tax compensation, subject to the limit prescribed by the Internal Revenue Code, which is generally $15,000 for 2006. Under the plan, HGCH matches 100% of each employee’s contribution up to a maximum of 6% of his/her base pay. HGCH incurred $0.3 million of charges associated with its employer contributions to the plan for the period from July 1, 2005 to April 30, 2006.
In August 2004, Mid Pac Petroleum, LLC (“MPP”), a company wholly owned by k1, was admitted as a participatory company in the plan.
Retiree Life Insurance
In connection with the acquisition of TGC, HGCH also assumed the liabilities and obligations with respect to providing benefits under Citizen’s post-retirement life insurance plan to certain non-union retirees of the former Gas Company division.
At April 30, 2006, the accrued benefit liability for the retiree life insurance plan totaled $70,000. The net periodic pension cost of the plan approximated $3,000 for the period from July 1, 2005 to April 30, 2006. HGCH anticipates that the total benefits to be paid under this plan will approximate $1,000 to $3,000 a year over the next five years and total approximately $29,000 through 2015.

10.	INCOME TAXES

K-1 HGC accounts for income taxes pursuant to SFAS 109, Accounting for Income Taxes. The components of the income tax provision were as follows (in thousands):

Current:
Federal	$2,832
State	576

Total	3,408

Deferred:
Federal	(8)
State	1

Total	(7)

Cumulative effect of change in accounting principle	2,125

Total provision	$5,526

The reconciliation between the income tax provision and the amount computed using the statutory federal rate of 35% was as follows (dollars in thousands):

Income tax expense computed at the federal statutory income tax rate	$3,218
State income tax expense computed at the effective state income tax rate	413
Other	(230)

Total income tax provision	$3,401

Deferred tax assets and liabilities comprised the following types of temporary differences at April 30, 2006 (dollars in thousands):

Deferred tax assets:
Reserves	$662
Capitalized inventory	80
Asset retirement obligation	2,125
Accrued retirement benefits	164
AMT credits	51

Total tax assets	3,082

Deferred tax liabilities:
Property, plant and equipment	7,844
Partnership investment (minority interest)	3,228
Prepaid expenses	336

Total tax liabilities	11,408

Net deferred tax liability, including current portion of $223	$8,326

11.	ASSET RETIREMENT OBLIGATION

Prior to April 30, 2006, K-l HGC followed the provisions of SFAS No. 143 in accounting for its asset retirement obligation. In applying this Statement, K-l HGC took into consideration only those legal obligations associated with the retirement of long-lived assets that it considered to be probable of being incurred. Accordingly, its asset retirement obligation at June 30, 2005 totaled $140,000.

Effective from April 30, 2006, K-l HGC adopted the provisions of FIN 47, and also recorded an asset retirement obligation in those cases where the obligation to perform the asset retirement activity was unconditional, even though the timing or the method of settling the obligation was uncertain. In adopting FIN 47, K-l HGC recorded in the consolidated balance sheet at April 30, 2006, (a) a liability for any existing asset retirement obligation, adjusted for cumulative accretion, (b) an asset retirement cost capitalized as an increase in the carrying amount of the associated property, plant, and equipment items, and (c) accumulated depreciation on that capitalized cost. The effects on the consolidated financial statements are as follows (dollars in thousands):

At April 30, 2006:
Increase in property, plant and equipment	$1,192
Increase in accumulated depreciation	440
Increase in asset retirement obligation, including cumulative accretion of $4,778	6,260
Increase in deferred income tax asset	2,125

For the period from July 1, 2005 to April 30, 2006:
Cumulative effect of accounting change on periods prior to April 30, 2006, net of deferred income tax credit of $2,125	$3,384
The asset retirement obligation relates primarily to the retiring of meters, regulators, service lines, and tanks.

12.	SALE OF K-1 HGC

On August 2, 2005, k1 entered into a purchase agreement (“Purchase Agreement”) with Macquarie Investment Holdings Inc. (“MIHI”) whereby MIHI would purchase 100% of k1’s membership interest in K-1 HGC for $238 million in cash, plus or minus certain working capital adjustments, as defined in the Purchase Agreement. The Purchase Agreement was subsequently amended, whereby, among other matters, (1) MIHI assigned its rights and obligations under the Purchase Agreement to Macquarie Infrastructure Company Inc., which in turn assigned its rights and obligations to Macquarie Gas Holdings LLC (“MGH”), (2) K-1 HGC agreed to acquire the 0.1% interest in HGCH that was owned by Managing Member (which would then be included under the Purchase Agreement), and (3) k1 agreed to spin off the assets and liabilities relating to the employees of MPP from TGC’s 401(k) Savings Plan into a separate plan to be established by MPP for its employees.

On May 3, 2006, the Public Utilities Commission of the State of Hawaii (“HPUC”) approved the proposed purchase of the membership interest in K-1 HGC by MGH, subject to the seller and buyer complying with certain stipulated regulatory conditions. Among the conditions were the following: (1) the debt to total capital ratio of K-1 HGC shall not exceed 65%, (2) a short-term revolving credit of no less than $20 million shall be maintained at all times, (3) no application for a general utility rate increase would be submitted prior to 2009, (4) the calculation of the monthly fuel adjustment clause (“FAC”) would be changed to provide a reconciliation of the FAC revenues actually charged to customers with the actual FAC expenses that are not being collected through base rates, and (5) a customer appreciation bill credit of $4.1 million is to be paid to customers over five months from the date of closing of the sale.

On June 7, 2006, the purchase of k1’s membership investment in K-1 HGC by MGH was consummated. The working capital adjustment was calculated at $31.8 million and is to be finalized within 60 days from closing. In addition, the base purchase price of $238 million was reduced by $2.8 million as k1’s portion of the $4.1 million customer appreciation bill credit described above, and by $4.5 million, which represents an adjustment pertaining to the FAC noted above.

Effective upon the closing of the sale, K-1 HGC was obligated to pay retention bonuses to certain key management personnel, based on a formula included in each of the retention incentive agreements. In addition, all intercompany loans and advances were forgiven at the time of closing.

K-1 HGC’s investment in K1 Knowledge was excluded from the sale. At April 30, 2006, K1 Knowledge’s assets, liabilities and member’s equity were as follows:

Assets:
Long-term investment	$11,856

Liabilities and Member’s Equity:
Due to affiliates	$2
Capital contributions	11,856
Accumulated deficit	(2)

Total	$11,856

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